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                                   DRUGMAX.COM
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                                      None.
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
                                DRUGMAX.COM, INC.
                           12505 Starkey Road, Suite A
                              Largo, Florida 33773


                                                                   July 17, 2000


Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the 2000 Annual Meeting of the Stockholders of DrugMax.com, Inc. (the "Company") which will be held at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777, on Thursday, August 10, 2000 at 10:00 a.m., local time (the "Annual Meeting").

     At the Annual Meeting, you will be asked (i) to elect seven (7) nominees as members of the Board of Directors of the Company (the "Nominees"), (ii) to approve and adopt the Company's 1999 Incentive and Non-Statutory Stock Option Plan (the "Stock Option Plan"), and (iii) to transact such other business as may properly come before the meeting or any adjournment thereof.

     On the following pages you will find the Notice of the Annual Meeting and an Information Statement providing information concerning the matters to be acted upon at the meeting. Please review these materials carefully and consider thoughtfully the information set forth therein. Of course, the Board of Directors will be present at the Annual Meeting to answer any questions you might have.

     The Board of Directors believes the election of the Nominees to the Board, and the adoption of the Stock Option Plan are in the best interests of the Company's stockholders, has unanimously approved the proposals, and recommends that the stockholders vote "FOR" such proposals. Your vote is important and the Board of Directors would greatly appreciate your attendance at the Annual Meeting, however, we are not asking you for a proxy, and you are requested not to send us a proxy.

     I look forward to seeing you at the 2000 Annual Meeting of Stockholders. I sincerely hope you will be able to attend.

                                                     Very truly yours,


                                                     /s/ WILLIAM L. LAGAMBA
                                                     ----------------------
                                                     William L. LaGamba
                                                     Chief Executive Officer

                                DRUGMAX.COM, INC.
                           12505 Starkey Road, Suite A
                              Largo, Florida 33773



                           --------------------------


                            NOTICE OF ANNUAL MEETING
                           To Be Held August 10, 2000

                           --------------------------


TO THE STOCKHOLDERS OF DRUGMAX.COM, INC.:

         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of the Stockholders of DrugMax.com, Inc., a Nevada corporation (the "Company"), will be held at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777, on Thursday, August 10, 2000, at 10:00 a.m., local time (the "Annual Meeting"), to act on the following matters:

         1. To elect seven (7) nominees as members of the Board of Directors of the Company to serve until the 2001 Annual Meeting of Stockholders and until their respective successors shall be duly elected and qualified;

         2. To consider and vote upon a proposal to approve and adopt the Company's 1999 Incentive and Non-Statutory Stock Option Plan; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only stockholders of record at 5:00 p.m., local time, on July 7, 2000, are entitled to receive notice of, and to vote at, the Annual Meeting.

         Your vote is important and the Board of Directors would greatly appreciate your attendance at the Annual Meeting. However, we are not asking you for a proxy, and you are requested not to send us a proxy.

                                           By Order of the Board of Directors,


                                                    /s/ WILLIAM L. LAGAMBA
                                                    ----------------------
                                                    William L. LaGamba
                                                    Chief Executive Officer

Largo, Florida
July 17, 2000

                                DRUGMAX.COM, INC.
                           12505 Starkey Road, Suite A
                              Largo, Florida 33773

                           --------------------------

                              INFORMATION STATEMENT

                       2000 ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held August 10, 2000

                           --------------------------


                               GENERAL INFORMATION

         This Information Statement is being furnished to the holders ("Stockholders") of the common stock, par value $.001 per share ("Common Stock"), of DrugMax.com, Inc., a Nevada corporation ("DrugMax" or the "Company"), in connection with the 2000 Annual Meeting of Stockholders to be held on Thursday, August 10, 2000, at 10:00 a.m., local time (the "Annual Meeting"), and at any adjournments or postponements thereof. The Annual Meeting will be held at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777.

         At the Annual Meeting, Stockholders will be asked to consider and vote on the election of seven (7) nominees as members of the Board of Directors of the Company (the "Nominees"); and on a proposal to approve the Company's 1999 Incentive and Non-Statutory Stock Option Plan (the "Stock Option Plan").

                                   RECORD DATE

         The Board of Directors has fixed the close of business on Friday, July 7, 2000, as the record date for the determination of the Stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof (the "Record Date"). As of the close of business on June 30, 2000, there were approximately 6,378,647 issued and outstanding shares of Common Stock of the Company (the only class of securities outstanding), held by approximately 552 stockholders of record or approximately 1,796 beneficial holders. The presence of a majority of the outstanding shares of Common Stock as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Directors and officers of DrugMax and their affiliates own in the aggregate approximately 3,627,649 shares of Common Stock, representing approximately 56.78% of the outstanding shares, which is sufficient for the election of the Nominees and the adoption of the Stock Option Plan, without the vote of any other Stockholder. Such persons have indicated that they intend to vote their shares in favor of the election of the Nominees and the adoption of the Stock Option Plan.

                           --------------------------



 This Information Statement and the enclosed Annual Report are first being sent to Stockholders, together with the Notice of Annual Meeting, on or about July 17, 2000.

                                   PROPOSAL I


                              ELECTION OF DIRECTORS

         In accordance with the Company's Bylaws, the Board of Directors has fixed the number of directors of the Company to be elected at the Annual Meeting at seven (7). The Company currently has seven directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has nominated seven persons (each, a "Nominee"), all of whom are the current directors, to stand for election at the Annual Meeting. Each Nominee has agreed to seek re-election as a director, has consented to being named herein, and has indicated his intention to serve if elected and to hold such position until the 2001 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. If any Nominee, for any reason, should become unavailable for election, or if a vacancy should occur before the election, it is intended that the Company's Board of Directors shall designate another person to replace such Nominee. The Board of Directors has no reason to believe that any of the Nominees will not be available or prove unable to serve if so elected.

Nominees for Director

         The following table sets forth the names and ages of each person nominated for election as a director of the Company, the positions and executive offices that each Nominee has held with the Company, and the period during which each has served in such positions and offices. Each director serves for a term of one (1) year and until his successor is duly elected and qualified.

                                TABLE OF NOMINEES

Name of Nominee                    Age                         Positions/Offices            Period Served in Office/Position
---------------                    ---                         -----------------            --------------------------------
William L. LaGamba                 41                                   Director            January, 2000 - present
                                                         Chief Executive Officer            March, 2000 - present
                                            Vice President, Secretary, Treasurer            November, 1999 - present

Stephen M. Watters                 33                                   Director            March, 1999 - present
                                                         Chief Executive Officer            August, 1999 - March, 2000
                                                                       President            March, 1999 - present

Ronald J. Patrick                  52                                   Director            April, 2000 - present
                                                         Chief Financial Officer            April, 2000 - present

Howard L. Howell, DDS              52                                   Director            August, 2000 - present

Jeffery K. Peterson                49                                   Director            August, 2000 - present

Jugal K. Taneja                    55                                   Director            October, 1993 - present
                                                         Chief Executive Officer            October, 1993 - April, 1995 and
                                                                                            January, 1996 - August, 1999

Joseph Zappala                     64                                   Director            July, 2000 - present

         There are no family relationships between any of the Company's Nominees for director. Neither are there any arrangements between any Nominee and any person pursuant to which he was, or will be, selected as Nominee.

         The following is a description of the business experience during the past five years or more, and other biographical information, for the Nominees seeking election to the Board of Directors.

         William L. LaGamba has been Chief Executive Officer of the Company since March, 2000. Mr. LaGamba also serves as Vice President, Secretary and Treasurer of the Company since November, 1999, when the Company acquired Becan Distributors, Inc. ("Becan") from Dynamic Health Products, Inc. ("Dynamic"). From June, 1998 until joining the Company in November, 1999, Mr. LaGamba had served as Chief Executive Officer of Dynamic. He was also a founder and the President of Becan from its inception in January, 1997 until Becan was acquired by Dynamic in June, 1998. For fourteen (14) years prior to January, 1997, Mr. LaGamba was employed in various capacities by McKesson Drug Company, a large distributor of pharmaceuticals, health and beauty aids and services.

         Stephen M. Watters was the former President and a Director of Nutriceuticals.com Corporation, a Florida corporation, from that company's inception in September, 1998, until its merger with and into our Company in March, 1999. Since the merger, Mr. Watters has served as our President and as a Director of the Company. Mr. Watters also served as our Chief Executive Officer from August, 1999 until March, 2000, when he was recently named as President of VetMall, Inc., a newly acquired subsidiary of the Company. Previously, from September through November, 1998, Mr. Watters was Vice President of Finance for Dynamic Health Products, Inc., a Florida corporation ("Dynamic"). Through its wholly-owned subsidiaries, which include Go2Pharmacy, Inc., Dynamic manufactures and distributes nutritional and health products. Prior to his association with Dynamic, Mr. Watters was in the investment banking and brokerage businesses where he served as Vice President of Sales for Gilford Securities from February, 1998 to September, 1998; Vice President of Sales for Hobbs, Melville Corp. from November, 1997 to February, 1998; and as branch manager for sales, with Schneider Securities, Inc. from 1995 to 1997. From April, 1992 to March, 1995, Mr. Watters was employed by Bancapital Corp. as an investment banker. He received his Executive Masters of Business Administration from Case Western Reserve University in 1997.

         Ronald J. Patrick became the Company's Chief Financial Officer ("CFO") and a member of our Board of Directors in April, 2000, in connection with the Company's acquisition of the Valley Drug Company ("Valley Drug"). Prior to our acquisition of Valley Drug, Mr. Patrick was, and he currently remains, the CFO of Valley Drug, a position he has held since January, 1999. Before becoming Valley Drug's CFO, Mr. Patrick practiced as a Certified Public Accountant and was part owner of a full service accounting firm for twenty (20) years. He served as such firm's Managing Partner for six (6) of those years, and as Coordinator of Consulting Services for the last two (2) years he was with the firm. Mr. Patrick graduated from Gannon College in 1970 with a degree in Business Administration, and he has been licensed to practice as a CPA since 1974.

         Howard L. Howell, D.D.S. was appointed to our Board of Directors in August, 1999. Dr. Howell has been managing his private orthodontic dentistry practice since 1977. In addition to the private practice of orthodontics, Dr. Howell is the President of Howell, Whitehead & Associates, P.A., a multi-office private practice group specializing in pediatric dentistry and orthodontics. He also serves as the Chief Executive Officer and as a director of Telluride Expeditions Corp., a Colorado corporation which operates a travel agency, and as a director of Medcom Facilities Inc., a real estate holding company incorporated in the state of Florida. In addition, Dr. Howell is involved in various real estate investments. Dr. Howell received his degree from the Medical College of Virginia.

         Jeffrey K. Peterson was appointed to our Board of Directors in August, 1999. From 1997 to the present, Mr. Peterson served as Vice Chairman of the Board of Directors, and Executive Vice President of Central European Distribution Corporation, a Delaware corporation and a leading importer and distributor of alcoholic beverages in Poland ("CEDC"). Mr. Peterson also handles investor relations for CEDC. Mr. Peterson is also a co-founded CEDC'S wholly-owned subsidiary Carey AGRI International Poland SP Z.O.O., a limited liability company organized under the laws of Poland, ("Carey AGRI"). Mr. Peterson has served as a member of Cary AGRI's management board since it's inception in 1990. Prior thereto, Mr. Peterson contracted with African, Middle Eastern, South American and Asian governments and companies, for the supply of American agricultural exports and selected agri-business products, such as livestock, feed supplements and veterinary supplies. In addition, Mr. Peterson has worked with international banks and with United States governmental entities to facilitate support for exports from the United States. Mr. Peterson served for three years with the United States military in southeast Asia prior to attending the University of South Florida, from which he graduated in 1976.

         Jugal K. Taneja presently serves as a Director of and a consultant to the Company. He was Chairman of the Board from our inception in October, 1993 until August, 1999. He also served as the Company's Chief Executive Officer, from inception through April, 1995, and again from January, 1996 until August, 1999. Further, he served at various times over the years as the Company's President and Secretary. In addition to his service to the Company, Mr. Taneja operates several other companies. He is presently the Chairman of the Board of Dynamic Health Products, Inc., a Florida corporation, a position he has held since Dynamic's inception in 1991. Through its wholly-owned subsidiaries which include Go2Pharmacy, Inc., Dynamic manufactures and distributes dietary supplements, over-the-counter drugs, and health and beauty care products. Mr. Taneja also serves as Director of NuMed Home Health Care, Inc., a Nevada corporation which operates eight (8) wholly-owned subsidiaries providing home health care services, and contract rehabilitation staffing, since NuMed's inception in 1991. Mr. Taneja holds degrees in Petroleum Engineering, Mechanical Engineering, and a Masters in Business Administration from Rutgers University.

         Joseph Zappala recently became a member of our Board of Directors in July, 2000. He was appointed to fill the vacancy created on our Board following the resignation of M. Lisa Shasteen. Mr. Zappala has served as Chairman and a member of the Board of Managers of CarePlus, LLC, a growing Medicaid and Child Health Plus health maintenance organization. Mr. Zappala was on the Boards of Directors of the International Thoroughbreds Association from June, 1997 to January, 1999, and Miami Subs, Inc. from June, 1995 to July, 1999. Mr. Zappala was appointed by United States President George H.W. Bush and served as the United States Ambassador to Spain from 1989 to 1992. Mr. Zappala has been a Florida-based business executive for over 35 years, with experience in various industries including healthcare, banking, real estate and manufacturing.

Meetings and Committees of the Board of Directors

         During the fiscal year ended March 31, 2000, the Board of Directors of the Company held a total of fifteen (15) meetings. Each of the Company's directors attended at least 75% of the total number of meetings which occurred during each director's tenure. The Company does not have standing nominating or compensation committees of the Board, or committees performing similar functions.

         The Company has an Audit Committee of the Board of Directors. The Audit Committee is responsible for, among other things, reviewing our auditing programs, overseeing the quarterly regulatory reporting process, overseeing internal audits as necessary, receiving and reviewing the results of each external audit, and reviewing management's response to auditor's recommendations. In January, 2000, the Board of Directors appointed Dr. Howard
L. Howell and Jeffrey K. Peterson to serve on the Board's Audit Committee. It is anticipated that Joseph Zappala will be appointed in the near future to serve as the third director on the Audit Committee. Messrs. Howell, Peterson and Zappala are all "independent" directors, as that term is defined in the Rules of the National Association of Securities Dealers listing standards. This newly formed Audit Committee did not meet during the fiscal year ended March 31, 2000.

         On June 12, 2000 the Board of Directors adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A. In accordance with the charter and the rules of the Securities and Exchange Commission, and in connection with the filing of all future Annual Reports on Form 10-KSB (or Form 10-K), the Audit Committee will review and discuss the Company's audited financial statements with management, and it will discuss with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). The Audit Committee will also request the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discuss with the independent accountant the independent accountant's independence. Based on the reviews and discussions referred to above, the Audit Committee will determine whether it can recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Reports for filing with the SEC.

Compensation of Directors

         Our non-employee directors receive $500 for each meeting of the Board of Directors that they attend, plus reimbursement of their reasonable out-of-pocket expenses incurred in connection with such meetings. Additionally, each non-employee member serving on a committee of the Board of Directors receives a fee of $100 per committee meeting that he or she attends. Directors are also eligible to receive stock options under the Company's 1999 Incentive and Non-Statutory Stock Option Plan. Members of the Board who are also employees of the Company, or a subsidiary of the Company, may be granted Incentive Options when and as approved by the Board of Directors. Non-employee directors are entitled to receive a Non-Statutory Stock Option for the purchase of 3,000 shares of our Common Stock upon their initial election or appointment to the Board. During the fiscal year ended March 31, 2000, outside directors Howell and Peterson, and former director M. Lisa Shasteen were each granted five-year Non-Statutory Options for the purchase of 5,000 shares of Common Stock at an exercise price of $10.00 per share. Officer-directors LaGamba and Watters were each granted an Incentive Option for the purchase of 23,000 shares and a Non-Statutory Option for the purchase of 27,000 shares. See "Compensation of Executive Officers - Long-term Compensation - Stock Options."

Indemnification

         Our bylaws provide that, to the fullest extent permitted by the Nevada Revised Statutes, we may indemnify our directors, officers and employees. Our bylaws further provide that we may similarly indemnify our agents. Our directors enter into indemnification agreements with the Company, pursuant to which we will indemnify our directors to the fullest extent permitted by law. At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

         While these indemnification provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

Vote Required for Election of Directors

         Each Stockholder has the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected. Stockholders do not have a right to cumulate their votes for directors.

Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting where a quorum is present.

                  The Board of Directors Recommends a Vote FOR
                         The Election of All 7 Nominees.

                         -------------------------------


                                   PROPOSAL II

                          APPROVAL OF STOCK OPTION PLAN

Summary of the Plan

         On August 13, 1999, the Board of Directors adopted the 1999 Incentive and Non-Statutory Stock Option Plan (referred to in this summary as, the "Plan") to attract, retain, develop and reward superior executive talent by encouraging ownership of the Company's Common Stock by our officers, directors and other employees. The following is a summary of the provisions of the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Appendix B.

         The Plan authorizes the granting of both Incentive Stock Options, as defined under Section 422 of the Internal Revenue Code of 1986 ("ISO"), and Non-Statutory Stock Options ("NSSO") to purchase Common Stock. All employees of the Company and its subsidiaries are eligible to participate in the Plan. The Plan also authorizes the granting of NSSO's to non-employee directors and consultants of the Company. Pursuant to the Plan, an option to purchase 3,000 shares of Common Stock shall be granted automatically to each outside director upon their initial election or appointment to the Board. Any outside director may decline to accept any such option granted to him or her under the Plan.

         The Board of Directors, or a committee of the Board, shall be responsible for the administration of the Plan. We currently do not have a separate stock option committee. The Plan is presently being administrated by the Board of Directors as a whole. The Board (or option committee) is responsible for determining the terms of each option, including: (i) the directors and employees to whom options will be granted, (ii)the number of shares of the Common Stock covered by each option, (iii) the vesting period during which each option will be exercisable, (iv) the exercise price, (v) the expiration date, and (vi) whether an option will be an ISO or an NSSO.

         The purchase price per share of the Common Stock under each ISO shall be determined by the Board of Directors, or the stock option committee, provided however, the purchase price shall not be less than the fair market value of the Common Stock on the date the option is granted, (or 110% of the fair market value in the case of a greater-than-10% stockholder). The price at which shares may be purchased under an NSSO may be less than, equal to, or greater than the fair market value of the shares of Common Stock on the date of such NSSO is granted.

         Options vest in accordance with the terms set forth in the option agreement under which they were granted. However, upon the occurrence of a "change in control" of the Company, the maturity of all options then outstanding under the Plan will be accelerated automatically, so that all such options will become exercisable in full with respect to all shares that have not been previously exercisable. A "change in control" includes certain mergers, consolidations, and reorganizations, sales of assets, or a dissolution of the Company. The Board, or option committee, may in its sole discretion accelerate the date on which any option vests.

         ISO's granted under the Plan may not be transferred, other than by will or the laws of descent and distribution in the event of an optionee's death. An NSSO may be transferable, to the extent provided in the option agreement under which the NSSO is granted.

         An option will expire on the date determined by the Board of Directors, or option committee, provided however, the expiration date shall not be later than the tenth anniversary of the date on which the option was granted, (or the fifth anniversary in the case of an option granted to a greater-than-10% stockholder). However, upon termination of an optionee's employment with the Company (other than in the case of death or a termination of employment due to the disability of the optionee), ISO's and NSSO's will expire ninety (90) days after such termination of employment. The ninety-day expiration period may be waived by the Board of Directors, in the case of an NSSO. Any option granted to an outside director will remain effective during its entire term, regardless of whether such director continues to serve as a director.

         The Plan presently authorizes 400,000 shares of the Company's Common Stock for issuance thereunder. As of June 30, 2000, options for an aggregate of 299,300 shares have been granted to 16 employees and 3 outside directors. A total of 100,700 shares remain available for issuance under the Plan. Unless sooner terminated, the Plan will expire on August 12, 2009.

Vote Required for Approval of the Plan

         Approval and adoption of the Company's 1999 Incentive and Non-Statutory Stock Option Plan will require that, at a meeting where a quorum is present, the votes cast in favor of the approval of the Plan exceed those votes cast opposing the Plan.

                  The Board of Directors Recommends a Vote FOR
                     The Approval of the Stock Option Plan.

                           --------------------------


                                   MANAGEMENT

Executive Officers

         The executive officers of the Company, their ages, and positions with the Company are as follows:

Name                           Age      Office(s)
----                           ---      ---------
William L. LaGamba              41      Chief Executive Officer, Vice President,
                                        Secretary, and Treasurer

Stephen M. Watters              33      President

Ronald J. Patrick               52      Chief Financial Officer

         Pursuant to the Company's Bylaws, our officers are appointed annually by the Board of Directors, at its annual meeting, to hold such office until his or her successor shall have been duly appointed and qualified, unless an he or she sooner resigns or is removed by the Board.

         The business experience of and other biographical information about Messrs. LaGamba, Watters and Patrick are summarized, above. See "Proposal I - Election of Directors."

Other Key Employees

         In addition to our executive officers, the Company has the following key employees:

         Ralph A. Blundo is the President of our newly acquired wholly-owned subsidiary Valley Drug Company ("Valley"), and he has served as Valley's President of since he acquired Valley in January, 1999. From 1986 to 1995, Mr. Blundo served as Valley's Director of Sales, and from 1996 to 1998 he served as Valley's Vice President of Sales. During such periods, Mr. Blundo was responsible for new account development and overall management of the sales staff, and Valley's annual revenues grew from $28 million to $47 million. Mr. Blundo received a Bachelor of Science degree in Business Administration from Youngstown State University in 1970.

         John P. Cairns is the Vice President of our wholly-owned subsidiary Valley Drug Company, and he has served as the Vice President of Sales of Valley since January, 1999. From 1988 to 1998, Mr. Cairns held the position of Valley's Territory Sales Manager. Prior to joining Valley, he was the Executive Vice President for Mincing Trading Corp in the USA, a subsidiary of C. Czarnidow, Ltd, London, England, a multi-national commodity trading company.

         Willem H. Hamers is the President of our wholly-owned subsidiary Discount Rx, Inc. ("Discount"), a position that he has held since Discount was founded in August, 1998. Before becoming President of Discount, Mr. Hamers served as the Executive Vice President of Sales for Penner & Welsch since 1997. Prior thereto, Mr. Hamers was a Sales Manager for the Slidell Division of McKesson Drug Company from 1996 to 1997, and he also was a Sales Manager for the Slidell Division of FoxMeyer Drug Company from 1991 to 1996.

         Phillip J. Laird is our Senior Vice President of Operations. Prior to our acquisition of Becan Distributors, Inc.("Becan") in November, 1999, and the merger of Becan with and into the Company in March, 2000, Mr. Laird served as Becan's President, since June, 1998. From May, 1997 until June, 1998, Mr. Laird was the Vice President of the Diabetes Supply Division of Direct Rx, Inc., the predecessor or Dynamic Health Products, Inc. Mr. Laird was also a retail area sales manager for McKesson Drug Company from November, 1996 to May, 1997. Similarly, Mr. Laird was a retail area sales manager for Fox Meyer Drug Company, managing approximately 250 retail pharmacies with four sales consultants from May, 1994 to May, 1997. Mr. Laird received a degree in Business Administration from Robert Morris College, Pennsylvania, in 1983.

Section 16(a) Beneficial Ownership Reporting Compliance

         Under Section 16(a) of the Securities Exchange Act of 1934, as amended, all executive officers, directors, and each person who is the beneficial owner of more than 10% of the common stock of a company that files reports pursuant to
Section 12 of the Exchange Act, are required to report the ownership of such common stock, options, and stock appreciation rights (other than certain cash-only rights), and any changes in that ownership, with the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to report, in this Information Statement, any failure to comply therewith during the fiscal year ended March 31, 2000. The Company believes that all of these filing requirements are presently satisfied by its executive officers, directors and by the beneficial owners of more than 10% of our Common Stock, except that directors Howell, Patrick, Peterson, and Zappala, and former director Shasteen have each made an inadvertently late filing of their respective Form 3 (Initial Statement of Beneficial Ownership of Securities), which form must be filed with the SEC shortly after a person becomes an Officer or Director or 10% beneficial owner.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

         The following summary compensation table sets forth the cash and non-cash compensation paid to or accrued for the Company's Chief Executive Officers in the past three (3) fiscal years. We have no other officers or other individuals whose compensation from the Company exceeded $100,000 in any of the past three (3) fiscal years.

                           SUMMARY COMPENSATION TABLE

                                           Fiscal Year
 Name And Principal Position             Ended March 31         Salary ($)        Securities Underlying Options (#)
 ---------------------------             --------------         ----------        ---------------------------------
Jugal K. Taneja, Consultant  (1)               2000                87,500                      200,000 (4)

                                               1999                  --                          --

                                               1998                  --                          --

Stephen M. Watters, President  (2)             2000               139,423                       50,000 (5)

                                               1999                  --                          --

William L. LaGamba, CEO  (3)                   2000                45,000                       50,000 (5)

-----------------
(1) Mr. Taneja is a consultant to the Company. Previously, he served as the Company's Chief Executive Officer, from our inception in October, 1993 through April, 1995, and again from January, 1996 until August, 1999. Compensation for his services to the Company commenced April, 1999.

(2) Mr. Watters has served as our President since March, 1999, and he became the President of our subsidiary, VetMall, Inc., in March, 2000. From August, 1999 to March, 2000, Mr. Watters was our Chief Executive Officer. Compensation for his services to the Company also commenced April, 1999.

(3) Mr. LaGamba became our Chief Executive Officer in March, 2000. He also serves as our Vice President, Secretary, Treasurer, since November, 2000. Compensation for his services to the Company (and/or a subsidiary of the Company) commenced November, 1999.

(4) See "Certain Transactions - Guaranty by Mr. Taneja of Company Credit Facility."

(5) See "Compensation of Executive Officers - Long-term Compensation - Stock Options."


Annual Compensation

         Employment Agreements and Other Arrangements

         William L. LaGamba - Mr. LaGamba is our Chief Executive Officer, Vice President, Secretary and Treasurer. In January, 2000, we entered into an employment agreement with Mr. LaGamba. Mr. LaGamba's employment agreement provides for an initial three-year term ending December, 2002, an annual base salary of $150,000, plus an annual performance bonus and stock options as determined by the Board of Directors, in exchange for his full-time services to the Company. Mr. LaGamba's employment agreement also contains standard termination provisions for disability, for cause, and for good reason. Mr. LaGamba's employment agreement further provides for health insurance benefits and contains confidentiality and non-competition provisions that prohibit him from competing with us. The period covered by the non-competition provisions will end three (3) years after Mr. LaGamba's termination.

         Stephen M. Watters - Mr. Watters is our President and the President of our subsidiary, VetMall, Inc. The Company entered into an employment agreement Mr. Watters in April, 1999. The employment agreement provides for an initial three-year term ending April, 2002, an initial base salary of $150,000, plus an annual performance bonus and stock options as determined by the Board of Directors, in exchange for his full-time services to the Company. Mr. Watters' employment agreement also contains standard termination provisions for disability, for cause, and for good reason. Mr. Watters' employment agreement further provides for health insurance benefits and contains confidentiality and non-competition provisions that prohibit him from competing with the Company. The period covered by the non-competition provisions will end three (3) years after Mr. Watters' termination.

         Ronald J. Patrick - Mr. Patrick became the Company's CFO, following our acquisition of Valley Drug Company. He is also the Chief Financial Officer, Secretary and Treasurer of Valley Drug. In connection with our acquisition of Valley Drug, the Company authorized an employment agreement between Mr. Patrick and Valley Drug. Mr. Patrick's employment agreement provides for an initial three-year term ending April, 2003, an annual base salary of $125,000, plus such health and other benefits as the Board of Directors and/or any compensation and stock option committee may provide, in exchange for his full-time services to the Company. Mr. Patrick's employment agreement contains standard termination provisions for disability, for cause, and for good reason, and it also contains confidentiality provisions prohibiting him from disclosing the Company's confidential information.

         Ralph A. Blundo - Mr. Blundo is the President of our wholly-owned subsidiary, Valley Drug Company. In connection with our acquisition of Valley Drug, the Company authorized an employment agreement between Mr. Blundo and Valley Drug. Mr. Blundo's employment agreement provides for an initial three-year term ending April, 2003, an annual base salary of $125,000, plus such health and other benefits as the Board of Directors and/or any compensation and stock option committee may provide, in exchange for his full-time services to the Company. Mr. Blundo's employment agreement contains standard termination provisions for disability, for cause, and for good reason, and it also contains confidentiality provisions prohibiting him from disclosing the Company's confidential information.

         Jugal K. Taneja - We have a consulting agreement with Jugal K. Taneja, our former Chief Executive Officer and a founder of the Company. Mr. Taneja's consulting agreement provides for an initial three-year term ending April, 2002, and an annual base salary of $100,000. From our inception in October, 1993, Mr. Taneja has served the Company in multiple capacities, including Chief Executive Officer, President and Secretary, without any compensation prior to April, 1999. It is anticipated that Mr. Taneja will continue to devote approximately twenty-five (25%) of his time to the affairs of the Company under his consulting agreement. Mr. Taneja's consulting agreement contains standard termination provisions for disability, for cause, and for good reason, and it also contains confidentiality and non-competition provisions that prohibit him from competing with us. The period covered by the non-competition provisions will end three (3) years after Mr. Taneja's termination.

Long-term Compensation

         Stock Options

         The following table sets forth information concerning Incentive and Non-Statutory Stock Options granted to the executive officers listed in the Summary Compensation Table, above. Messrs. LaGamba and

Watters are the only executive officers of the Company who were granted options during the Company's fiscal year ended March 31, 2000, under the Company's 1999 Incentive and Non-Statutory Stock Option Plan:

                          OPTION GRANTS IN FISCAL 2000

                               Options      Percent of Total
Name                           Granted      Options Granted (3)      Exercise Price         Expiration Date
----                           -------      -------------------      --------------         ---------------
William L. LaGamba             50,000 (1)          16.7%                  $13.00             January 11, 2101

Stephen M. Watters             50,000 (2)          16.7%                  $14.30             January 11, 2101

---------
(1) Represents an Incentive Stock Option for 23,000 shares of Common Stock, and a Non-Statutory Stock Option for 27,000 shares. Exercisable commencing January 12, 2001 and cumulatively thereafter at the rate of 33 1/3% per year.

(2) Represents an Incentive Stock Option for 23,000 shares of Common Stock, and a Non-Statutory Stock Option for 27,000 shares. Exercisable commencing January 12, 2001 and cumulatively thereafter at the rate of 33 1/3% per year.

(3) Based solely on the grant of options for an aggregate of 299,300 shares under the Company's 1999 Incentive and Non-Statutory Stock Option Plan. Does not include a warrant granted to Jugal K. Taneja for the purchase of 200,000 shares. See, "Certain Transactions - Guaranty by Mr. Taneja of Company's Credit Facility."

         The following table sets forth certain information concerning unexercised options held at June 30, 2000 by the executive officers listed in the Summary Compensation Table, above, (none of whom exercised any options during fiscal 2000):

                         OPTION VALUES AT JUNE 30, 2000


                                            Number of Unexercised Options       Value of Unexercised In-the-Money
                                                   at June 30, 2000                Options at June 30, 2000(1)
                                        -------------------------------------   --------------------------------------
Name                                    Exercisable             Unexercisable       Exercisable          Unexercisable
----                                    -----------             -------------       -----------          -------------
William L. LaGamba                         0                       50,000              0                       0

Stephen M. Watters                         0                       50,000              0                       0

---------
(1) Based upon the $9.1875 closing price of the Common Stock on June 30, 2000.


                              CERTAIN TRANSACTIONS

Dynamic Health Products, Inc.

         From September, 1998 to November, 1999, we operated out of the principal offices of Dynamic Health Products, Inc., in Largo, Florida ("Dynamic"). Dynamic provided us, without charge, office and warehouse space, and the use of Dynamic's general office equipment.

         Dynamic, a Florida corporation, is a manufacturer and distributor of proprietary and nonproprietary dietary supplements, over-the-counter drugs, and health and beauty care products. Dynamic has several wholly-owned subsidiaries including Go2Pharmacy.com, Inc. (formerly, Innovative Health Products, Inc.). Mr. Jugal K. Taneja, a principal stockholder and director of our Company, is also the Chairman of the Board and a principal stockholder of Dynamic. Mr. Taneja has beneficial ownership of approximately 36.3% of the outstanding voting stock of Dynamic. Members of his immediate family own in the aggregate an additional

23% of the outstanding voting stock of Dynamic. William L. LaGamba, our Chief Executive Officer, is also a shareholder of Dynamic, with beneficial ownership of 13.5% of the outstanding voting stock of Dynamic.

Becan Distributors, Inc.

         Becan Distributors, Inc., together with its wholly-owned subsidiary Discount Rx, Inc. (collectively, "Becan") is a wholesale distributor of pharmaceuticals, over-the-counter drugs, and health and beauty care products. On November 26, 1999, we acquired Becan from Dynamic Health Products, Inc. In March, 2000, we merged Becan into DrugMax. Pursuant to the terms of the purchase agreement for Becan, we acquired all of the outstanding common stock of Becan in exchange for Two Million Dollars ($2,000,000) in cash and Two Million (2,000,000) shares of our Common Stock. An additional Five Hundred Thousand (500,000) shares of our Common Stock is currently being held in escrow for the benefit of Dynamic. The shares held in escrow will be released to Dynamic in the year 2001, provided the operations attributable to Becan attain certain financial target levels in the fiscal year ending March 31, 2001.

Go2Pharmacy.com, Inc.

         We purchase dietary supplements, over-the-counter drugs, and health and beauty care products for resale from Go2Pharmacy.com, Inc. (formerly, Innovative Health Products, Inc.). Until December, 1999 substantially all of the products sold by the Company were supplied by Go2Pharmacy. Purchases of such products were approximately $440,600 and $154,162, for the Company's fiscal years ended March 31, 2000 and March 31, 1999, respectively, which purchases represent less than 1.5% of the products we purchased in each of such years. We have an agreement committing us to purchase products from Go2Pharmacy, provided such products are on terms which are no less favorable than the terms which we could obtain similar products from a disinterested third party supplier.

         Go2Pharmacy is a wholly-owned subsidiary of Dynamic Health Products, Inc., and it conducts all of Dynamic's manufacturing operations. Go2Pharmacy has recently filed a registration statement with the Securities and Exchange Commission seeking an initial public offering of its shares of common stock. If such initial public offering is consummated, Dynamic will own approximately 42.3% of the outstanding shares of common stock of Go2Pharmacy.

Merger with Nutriceuticals of Florida

         In March, 1999, we acquired Nutriceuticals.com Corporation, a Florida corporation, in a merger transaction pursuant to which we were the surviving corporation (the "Merger"). The shareholders of Florida Nutriceuticals received an aggregate of 2,400,000 shares of our Common Stock in the Merger. Before the Merger, Jugal K. Taneja was the Chief Executive Officer of both companies. Mr. Taneja was also a principal stockholder of both corporations, having beneficial ownership of approximately 21% of the outstanding common stock of Florida Nutriceuticals prior to the Merger. Members of his immediate family owned in the aggregate an additional 16.8% of the outstanding common stock of Florida Nutriceuticals, before the Merger. As a result of the Merger, Mr. Taneja and his family collectively held approximately 35% of the outstanding common stock of the combined entities.

Guaranty by Mr. Taneja of Company Credit Facility

         On February 15, 2000, the Company entered into a revolving credit facility with Merrill Lynch Financial, pursuant to which Merrill Lynch granted the Company a $5,000,000 credit facility. The lender required and obtained a guaranty from Jugal K. Taneja, a director and a principal stockholder of the Company. In consideration for Mr. Taneja's acting as the guarantor, the Company granted to Mr. Taneja a warrant to purchase Two Hundred Thousand (200,000) shares of the Company's Common Stock at a price of $15.98 per share, the average closing price over the 30-day period prior to execution of the guaranty. The warrant is exercisable over a three-year period in equal annual amounts.

Policy Regarding Loans and Other Affiliated Transactions

         We currently have three (3) independent directors, and we will maintain at least two (2) independent directors on our Board. All future material affiliated transactions and future loans and loan guarantees with our officers, directors, 5% stockholders, or their respective affiliates, will be on terms that are as favorable to the Company as those generally available from unaffiliated third parties; and all such future transactions and loans, and any forgiveness of such loans, shall be approved or ratified by a majority of our independent directors who do not have an interest in the transactions and who will have access, at our expense to the Company's or independent legal counsel. Further, we do not intend to make any future loans to or guarantee loans on behalf of our officers, directors and employees, other than (i) advances for travel, business expense, and similar ordinary operating expenditures; (ii) loans or loan guarantees made for the purchase of our securities; and (iii) loans for relocation.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 30, 2000, by (i) each person known to own beneficially more than 5% of the Company's Common Stock, (ii) each Director and Officer of the Company, and (iii) all Directors and Officers as a group. As of June 30, 2000 there were approximately 6,378,647 common shares issued and outstanding.


                                                                        Amount and Nature       Percentage
      Name and Address                                                    of Beneficial             of
     of Beneficial Owner                                                    Owner (1)              Class
     -------------------                                                ------------------      ----------
Dynamic Health Products, Inc. (2) ............................             1,865,500               29.25%
    6950 Bryan Dairy Road
    Largo, Florida 33777

Dr. Howard L. Howell (3)......................................                 5,000                *

William L. LaGamba (4)........................................               100,000                1.57%

Stephen M. Watters (5)........................................             1,000,000               15.68%

Ronald J. Patrick ............................................               113,333                1.78%

Jeffrey K. Peterson (6).......................................                 5,000                *

Jugal K. Taneja (7) ..........................................             2,404,316               37.69%

Joseph Zappala ...............................................                     0                 -

All Directors and Officers
    as a group (7 persons)....................................             3,627,649               56.78%

-----------------------------------
* Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. To our knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. The business address of each of the Company's directors named above is: c/o DrugMax.com, Inc., 12505 Starkey Road, Suite A, Largo, Florida 33773.

(2) Represents all of the shares held of record by Bryan Capital Ltd. Partnership, a Nevada limited partnership, of which Dynamic is the General Partner. Jugal K. Taneja is a principal stockholder of Dynamic, with beneficial ownership of approximately 36.3% of its outstanding voting stock. In addition, members of Mr. Taneja's immediate family own in the aggregate approximately 23% of the outstanding shares of Dynamic's voting stock. Collectively, Mr. Taneja and his family exercise voting control over approximately 59.3% of Dynamic's voting stock. The number of shares shown in the table, above, does not include 500,000 shares held in escrow for Dynamic in connection with the Company's acquisition of Becan Distributors, Inc. The 500,000 escrowed shares cannot be released from escrow within the next sixty (60) days. See "Certain Transactions - Becan Distributors, Inc."

(3) Represents 5,000 shares underlying a Non-Statutory Stock Option which is immediately exercisable.

(4) Does not include 50,000 shares underlying Incentive and Non-Statutory Stock Options, which options are not exercisable, in whole or in part, within sixty (60) days.

(5) Does not include 50,000 shares underlying Incentive and Non-Statutory Stock Options, which options are not exercisable, in whole or in part, within sixty (60) days.

(6) Represents 5,000 shares underlying a Non-Statutory Stock Option which is immediately exercisable.

(7) Includes: (i) 1,865,500 shares beneficially owned by Dynamic; (ii) 300,000 shares held of record by 21st Century Healthcare Fund, LLC, is a limited liability company of which Jugal K. Taneja is the principal; (iii) 8,994 shares held of record by The First Delhi Trust, a trust established for the benefit of the children of Jugal K. Taneja; (iv) 18,000 shares beneficially owned by Westminster Trust Company, a partnership in which Jugal K. Taneja is the general partner; (v) 1,331 shares held of record by Mr. Taneja; and
     (vi) 210,491 shares held of record by Manju Taneja, his spouse. Mr. Taneja disclaims voting power with respect to the shares held of record by his spouse. Does not include 400,000 shares held of record by Mr. Taneja's adult children, or 35,000 shares held of record by Mr. Taneja's father. Does not include 200,000 shares underlying warrant which is not exercisable, in whole or in part, within sixty (60) days.

                              INDEPENDENT AUDITORS

         The Board of Directors has selected the firm of Deloitte & Touche, LLP, independent public accountants, to be the Company's auditors for the fiscal year ending March 31, 2001. Deloitte & Touche, LLP is expected to have a representative at the Annual Meeting who will be available to respond to appropriate questions from Stockholders attending the Meeting.

                            STOCKHOLDER VOTING RIGHTS

         Each share of Common Stock is entitled to one (1) vote on all matters submitted to the Stockholders for approval. Votes may be cast "For" or "Against" a proposal, or a Stockholder may "Abstain" from voting on any proposal or proposals. Under the Nevada Revised Statutes, at a meeting where a quorum is present, all matters submitted to stockholders (other than an election of directors) are approved if the votes cast in favor of the action exceeds the votes cast in opposition to the matter presented (unless the Articles of Incorporation or Nevada State law requires a greater number of votes). Accordingly, with respect to any proposal coming before our Annual Meeting, other than the election of Directors, all abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum. However, since abstentions and broker non-votes are neither a vote cast in favor of, or a vote cast against a proposed action, abstentions and broker non-votes will not be counted as a vote cast on any matter coming before the Annual

Meeting. (A broker non-vote generally occurs when a broker, who holds shares in street name for a customer, does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.)

                              STOCKHOLDER PROPOSALS

         Eligible Stockholders who wish to present proposals for action at the 2001 Annual Meeting of Stockholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Information Statement. Proposals must be received by the President no later than April 12, 2001 for inclusion in next year's Information Statement. A Stockholder is eligible to present proposals if, at the time he or she submits a proposal or proposals, the Stockholder owns at least 1% or $2,000 in market value of the Common Stock, has held such shares for at least one (1) year, and the Stockholder continues to own such shares through the date of the 2001 Annual Meeting.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report on Form 10-KSB, including the financial statements and notes thereto (without exhibits), accompanies this Information Statement and the Notice of Annual Meeting.

                                      COSTS

         The Company will bear the costs of preparing, assembling and mailing the Information Statement and Annual Report in connection with the Annual Meeting. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries, to forward the Information Statement and Annual Report to beneficial owners. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding the Information Statement and Annual Report.

                                  OTHER MATTERS

         The Company is not aware of any matters not referred to in the attached Notice of Annual Meeting which will be presented for action at the meeting.



                                            By Order of the Board of Directors,


                                                     /s/ WILLIAM L. LAGAMBA
                                                     ----------------------
                                                     William L. LaGamba
                                                     Chief Executive Officer

                                                                      APPENDIX A

                        CHARTER OF THE AUDIT COMMITTEE OF
                                DRUGMAX.COM, INC.


I.  Scope of Audit         The audit committee is a committee of the board of
    Committee              directors. The audit committee assists the board of
    Responsibilities and   directors in fulfilling its oversight
    Activities             responsibilities for the reliability and integrity of

                                    o the financial reports and other financial
                                      information provided by the corporation to the public, its shareholders and others;


                                    o the corporation's system of internal
                                      controls over its accounting and financial reporting processes; and,

                                    o the auditing process.

                                      The audit committee's primary duties and
                           responsibilities are to

                                    o Serve as an independent and objective
                                      party in the oversight of the
                                      corporation's financial reporting process and internal control system.

                                      Review and appraise the audit efforts of the corporation's outside auditors and the internal auditing department.

                                    o Provide an open avenue of communication
                                      among the outside auditors, financial and senior management, the internal auditing department and the board of directors.

                                    o Investigate any matters within the audit
                                      committee's scope of responsibilities and report periodically to the board of directors on significant results from its activities.

                                   The audit committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this charter.


II.  Composition                   The audit committee shall be solely comprised
                                   of two or more independent directors as
                                   determined by the board, a majority of the members of which shall be independent.
                                   Independent directors are persons other than officers or employees of the company or its subsidiaries or any other individuals having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons should not be considered independent:

                  1. a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

                  2. a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

                  3. a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer;

                        A director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

                  4. A director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

                        All members of the committee shall be able to read and understand fundamental financial statements, including the company's balance sheet, income statement, and cash flow statement. At least one member of the committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, such as CEO or other corporate experience demonstrating financial sophistication.

                        The members of the committee shall be elected by the board of directors at the annual organizational meeting of the board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full board, the members of the committee will designate a Chair by majority vote of the full committee membership.

III.  Meetings          The committee shall meet at least twice annually, or
                        more frequently as circumstances dictate. The committee will meet at least annually with management; the Director, Internal Audit Services; and the outside auditors to discuss any matters that the committee or each of these groups believes should be discussed.
                        Separate executive sessions with each group may be scheduled if requested by either members of the board or the individual groups. The committee, or at least its Chair, shall discuss with management quarterly the corporation's financial statements prior to filing with the SEC.

IV.  Responsibilities         To fulfill its responsibilities and duties the
     and Duties               audit committee shall:


                                           Documents/Reports Review


                              1.   Review and update this charter at least
                                   annually.

                              2.   Review the company's annual financial
                                   statements and any reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion, or review rendered by the outside auditors.

                              3.   Review the regular internal reports to
                                   management prepared by the internal auditing department and management's response to these reports.

                              4. Discuss with financial management and the outside auditors the 10-Q prior to filing the 10-Q. The chair of the committee may represent the entire committee for purposes of this discussion.

                                                 Outside Auditors

                              5.   Annually recommend to the Board the
                                   appointment of independent accountants.

                              6.   Take appropriate action to oversee the
                                   independence and performance of the outside auditors.

                              7. Annually review and discuss with the outside auditors all significant relationships the auditors have with the corporation to determine the auditors' independence. This review shall include the following:

                                   (a) Review of a formal written statement from the outside auditors delineating all relationships between the auditors and the company, consistent with Independence Standards Board Standard No. 1.

                                   (b) Review of letter from the outside
                                   auditors confirming they are independent of the company.

                                   (c) Discussion with the outside auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors.

                              8.   Periodically consult with the outside
                                   auditors out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements and the quality of the company's earnings.

                                              Internal Auditors

                              9.   Take appropriate actions to oversee the
                                   objectivity of the internal auditors.

                              10. Review activities, organizational structure, charter and qualifications of the internal audit department.

                              11.  Review and concur in the appointment,
                                   replacement, reassignment, or dismissal of the Director, Internal Audit Services.

                                           Financial Reporting Processes

                              12.  Discuss with the outside auditors, the
                                   internal auditors, and management, the
                                   integrity of the organization's financial reporting processes.

                              13. Insider the outside auditors' judgments about the quality and appropriateness of the corporation's accounting principles as applied in its financial reporting.

                              14. Consider and approve, if appropriate, major changes to the corporation's accounting principles and practices as suggested by the outside auditors, management, or the internal auditing department.

                              15. Following completion of the annual audit, review separately with each of management, the outside auditors and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

                              16. Review any reportable events including any disagreement among management and the outside auditors or the internal auditing department in connection with the preparation of the financial statements.

                                                                      APPENDIX B


                                DRUGMAX.COM, INC.
                        1999 INCENTIVE AND NON-STATUTORY
                                STOCK OPTION PLAN


SECTION 1. PURPOSE

         This 1999 Incentive and Non-Statutory Stock Option Plan (the "Plan") is intended as a performance incentive for officers and employees of DrugMax.com, Inc., a Nevada corporation (the "Company") or its Subsidiaries (as hereinafter defined) and for certain other individuals providing services to or acting as directors of the Company or its Subsidiaries, to enable the persons to whom options are granted (an "Optionee" or "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Options") as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code") and other stock options ("Non-statutory Options") under the Plan.

SECTION 2. OPTIONS TO BE GRANTED AND ADMINISTRATION

         2.1 Options to the Granted. Options granted under the Plan may be either Incentive Options or Non-statutory Options.

         2.2 Administration by the Board. This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. This authority includes, but is not limited to: (i) the power to grant options conditionally or unconditionally; (ii) the power to prescribe the form or forms of the instruments evidencing options granted under this Plan; (iii) the power to interpret the Plan; (iv) the power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe regulations for interpretation, management and administration of the Plan; (v) the power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Board may establish; (vi) the power to delegate to other persons the responsibility for performing ministerial acts in furtherance of the Plan's purpose; and (vii) the power to engage the services of persons or organizations in furtherance of the Plan's purpose, including but not limited to, banks, insurance companies, brokerage firms and consultants.

         In addition, as to each option, the Board shall have full and final authority in its discretion: (i) to determine the number of shares subject to each option; (ii) to determine the time or times at which options will be granted; (iii) to determine the time or times when each option shall become exercisable and the duration of the exercise period, which shall not exceed the limitations specified in Section 5.1.1; and (iv) to determine the option price for the shares subject to each option, which price shall be subject to the applicable requirements, if any, of Section 5.1.4 hereof.

         2.3 Appointment and Proceedings of Committee. The Board may appoint a Stock Option Committee (the "Committee") which shall consist of at least three members of the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum, and all actions of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be as fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held.

         2.4 Powers of Committee. Subject to the provisions of this Plan and the approval of the Board, the Committee shall have the power to make recommendations to the Board as to whom options should be granted, the number of shares to be covered by each option, the time or times of option grants, and the terms and conditions of each option. In addition, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to exercise the administrative and ministerial powers of the Board with regard to aspects of the Plan other than the granting of options. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted hereunder and the exercise of any power delegated to it hereunder shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

SECTION 3. STOCK

         3.1 Shares Subject to Plans. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.001 per share ("Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 400,000 shares of Common Stock.

         3.2 Lapsed or Unexercised Options. Whenever any outstanding option under the Plan expires, is canceled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option shall be restored to the Plan and be available for the grant of other options under the Plan.

SECTION 4. ELIGIBILITY

         4.1 Eligible Optionees. Incentive options may be granted only to officers and other employees of the Company or its Subsidiaries, including members of the Board who are also employees of the Company or a Subsidiary. Non-statutory options may be granted to officers or other employees of the Company or its Subsidiaries and to certain other individuals providing services to the Company or its Subsidiaries. Non-employee directors will be granted options to purchase 3,000 shares of the Company's Common Stock upon their initial election or appointment to the Board.

         4.2 Limitations on 10% Stockholders. No Incentive Option shall be granted to an individual who, at the time the Incentive Option is granted, owns (including ownership attributed pursuant to Section 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary of the Company (a "greater-than-10% stockholder"), unless such Incentive Option provides that (i) the purchase price per share shall not be less than 110% of the fair market value of the Common Stock at the time such Incentive Option is granted, and (ii) that such Incentive Option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

         4.3 Limitation on Exercisable Options. The aggregate fair market value (determined at the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any person during any calendar year under the Plan and under any other option plan of the Company (or a parent or subsidiary as defined in Section 425 of the Code) shall not exceed $100,000. Any option granted in excess of the foregoing limitation shall be specifically designated as being a Non-statutory Option.

SECTION 5. TERMS OF THE OPTION AGREEMENTS

         5.1 Mandatory Terms. Each option agreement shall contain such provisions as the Board or the Committee shall from time to time deem appropriate, and shall include provisions relating to the method of exercise, payment of exercise price, adjustments on changes in the Company's capitalization and the effect of a merger, consolidation, liquidation, sale or other disposition of or involving the Company. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

                  5.1.1 Expiration. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted (fifth anniversary in the case of a greater-than-10% stockholder).

                  5.1.2 Exercise. Each option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the option, (ii) full payment of the aggregate option price of the shares of Common Stock as to which the option is exercised has been made, and
(iii) arrangements that are satisfactory to the Board or the Committee in its sole discretion have been made for the optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Board or the Committee in any option, the option price of any shares of Common Stock purchased shall be paid in cash, by certified or official bank check, by money order, with shares of Common Stock or by a combination of the above; provided further, however, that the Board or the Committee in its sole discretion may accept a personal check in full or partial payment of any shares of Common Stock. If the exercise price is paid in whole or in part with shares, the value of the shares surrendered shall be their fair market value on the date the option is exercised as determined in accordance with Section 5.1.4 hereof. No optionee shall be deemed to be a holder of any shares of Common Stock subject to an option unless and until a stock certificate or certificates for such shares of Common Stock are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 6 hereof. No optionee shall be deemed to be a holder of any shares of Common Stock subject to an option unless and until a stock certificate or certificates for such shares of Common Stock are issued to such person(s) under the terms of the Plan.

                  5.1.3 Events Causing Immediate Exercise. Unless otherwise provided in any option, each outstanding option shall become immediately fully exercisable.

                  5.1.3.1 if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                           5.1.3.2 if the stockholders of the Company shall
approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                           5.1.3.3 if the stockholders of the Company shall
approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

         The Board or the Committee may in its sole discretion accelerate the date on which any option may be exercised and may accelerate the vesting of any shares of Common Stock subject to any option or previously acquired by the exercise of any option.

                    5.1.4 Purchase Price. The purchase price per share of the Common Stock under each Incentive Option shall be not less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than-10% stockholder). The price at which shares may be purchased pursuant to Non-statutory Options shall be specified by the Board at the time the option is granted, and may be less than, equal to or greater than the fair market value of the shares of Common Stock on the date such Non-statutory Option is granted, but shall not be less than the par value of shares of Common Stock.

         For the purpose of the Plan, the "fair market value" per share of Common Stock on any date of reference shall be the Closing Price of the Common Stock of the Company which is referred to in either clause (i), (ii) or (iii) below, on the business day immediately preceding such date, or if not referred to in either clause (i), (ii) or (iii) below, "fair market value" per share of Common Stock shall be such value as shall be determined by the Board or the Committee, unless the Board or the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

                    5.1.5 Transferability of Options. Incentive options granted under the Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of any Incentive Option under the Plan or any right or privilege conferred hereby, contrary to the provisions of the Plan, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, such option shall thereupon terminate and become null and void. Non-statutory Options shall be transferable to the extent provided in the option agreements under which they are granted.

                    5.1.6 Termination of Employment or Death of Optionee. Except as may be otherwise expressly provided in the terms and conditions of the option granted to an Optionee, options granted hereunder shall terminate on the earlier to occur of:

                           5.1.6.1 the date of expiration thereof; or

                           5.1.6.2 other than the case of death of the Optionee
or disability of the Optionee within the meaning of Section 22(e)(3) of the Code ("disability"), (A) 90 days after termination of the employment between the Company and the Optionee in the case of an Incentive Option, and (B) 90 days after termination of the employment or other relationship between the Company and the Optionee, unless such termination provision is waived by resolution adopted by the Board within 30 days of the termination of such relationship, in the case of a Non-statutory Option.

         Except as may otherwise be expressly provided in the terms and conditions of the option granted to an Optionee, in the event of the death of an Optionee while in an employment or other relationship with the Company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or 180 days following the date of such death. After the death of the Optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by laws of descent and distribution, shall have the right, at any time prior to such time termination, to exercise the option to the extent the Optionee was entitled to exercise such option immediately prior to his death.

         Except as may otherwise be expressly provided in the terms and conditions of the option granted to an Optionee, if an Optionee's employment or other relationship with the Company terminates because of a disability, the Optionee's option shall terminate on the earlier of the date of expiration thereof or 180 days following the termination of such relationship; and unless by its terms it sooner terminates and expires during such 180 day period, the Optionee may exercise that portion of his or her option which is exercisable at the time of termination of such relationship.

         An employment relationship between the Company and the Optionee shall be deemed to exist during any period during which the Optionee is employed by the Company or by any Subsidiary. Whether authorized leave of absence or absence on military government service shall constitute termination of the employment relationship between the Company and the Optionee shall be determined by the Board at the time thereof.

                    5.1.7 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the shares of the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

         5.2 Certain Optional Terms. The Board may in its discretion provide, upon the grant of any option hereunder, that the Company shall have an option to repurchase all or any number of shares purchased upon exercise of such option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Board at the time the option for the shares subject to repurchase was granted. The Board may also provide that the Company shall have a right of first refusal with respect to the transfer or proposed transfer of any shares purchased upon exercise of an option granted hereunder. In the event the Board shall grant options subject to the Company's repurchase rights or rights of first refusal, the certificate or certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option.

SECTION 6. ADJUSTMENT OF SHARES OF COMMON STOCK

         6.1 Increase or Decrease of Outstanding Shares. If at any time while the Plan is in effect or unexercised options are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock, then and in such event (i) appropriate adjustment shall be made in the maximum number of shares of Common Stock available for grant under the Plan, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so optioned, and (ii) appropriate adjustment shall be made in the number of shares and the exercise price per share of Common Stock thereof then subject to any outstanding option, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

         6.2 Discretionary Adjustment. Subject to the specific terms of any option, the Board or the Committee may change the terms of options outstanding under this Plan, with respect to the option price or the number of shares of Common Stock subject to the options, or both, when, in the sole discretion of the Board or the Committee, such adjustments become appropriate by reason of a corporate transaction described in Section 5.1.4 hereof.

         6.3 Conversion of Shares. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of shares of Common Stock then subject to outstanding options granted under the Plan.

         6.4 General. Without limiting the generality of the foregoing, the existence of outstanding options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares subject to outstanding options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 7. AMENDMENT OF THE PLAN

         The Board may amend the Plan at any time, and from time to time, subject to the limitation that no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within 12 months before or after the special meeting held within 12 months before or after the date of adoption of such amendment, in any instance in which such amendment would: (i) increase the number of shares of Common Stock as to which options may be granted under the Plan; of (ii) change in substance the provisions of Section IV hereof relating to eligibility to participate in the Plan.

         Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

SECTION 8. NON-EXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan by the Board nor the approval of the Plan by the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting the stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 9. GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

         The obligation of the Company to sell and delivery shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the Committee. All shares sold under the Plan shall bear appropriate legends. The Plan shall be governed by and construed in accordance with the laws of the State of Florida.

SECTION 10. EFFECTIVE DATE OF PLAN

         The effective date of the Plan is August 13, 1999, the date on which it was approved by the Board. No option may be granted under the Plan after the tenth anniversary of such effective date.